Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated April 3, 2009, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-1) of FullCircle Registry, Inc. for the fiscal year ended December 31, 2008 and 2007, which report appears in the Prospectus, and is part of this Registration Statement.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Chisholm, Bierwolf, Nilson & Morrill LLC

Chisholm, Bierwolf, Nilson & Morrill LLC

Bountiful, Utah

April 10, 2009